UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-4042082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5920 South 118th Circle, Suite 2, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Class B Common Stock, par value $0.0001	NYSE American LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274928

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of class B common stock of CleanCore Solutions, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 274928) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on October 10, 2023, as amended on November 29, 2023, January 9, 2024, February 23, 2024, March 8, 2024, March 15, 2024, March 27, 2024 and March 29, 2024 (as amended from time to time, the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 25, 2024	CleanCore Solutions, Inc.

	By:	/s/ Douglas T. Moore
Douglas T. Moore Chief Executive Officer

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